Optinose Announces License Agreement

YARDLEY, Pa., Feb. 4, 2019— Optinose (NASDAQ:OPTN), a pharmaceutical company focused on the development and commercialization of products for patients treated by ear, nose and throat (ENT) and allergy specialists, today announced that it has entered into a license agreement with Inexia whereby Inexia has obtained certain rights that will enable the use of Optinose’s Exhalation Delivery Systems (EDS) and other intellectual property in their effort to discover and develop novel therapies based on positive modulators of Orexin OX1 and OX2 for neurological diseases.

Inexia was recently formed as part of a structured financing agreement between Japan-based Sosei Group Corporation (TSE code: 4565), a company focused on GPCR medicine design and development, and Medicxi, a venture fund dedicated to financing asset-centric companies.

In exchange for this license Optinose will receive an upfront payment and for each product developed under the license agreement, is eligible to receive up to $8 million of development milestone payments and up to $37 million of sales milestone payments. In addition, Optinose is eligible for tiered, low-to-mid single digit royalties based on net sales of any products successfully developed and commercialized under the license agreement. Inexia will be responsible for all costs and activities related to the identification, development and commercialization of potential products under this license.

“We are pleased to be delivering on our strategic objective of engaging in external partnerships to capture value from the potential for use of our Exhalation Delivery Systems for nose-to-brain applications, which is outside of our therapeutic focus area,” said Peter Miller, CEO of Optinose. “We look forward to seeing our Inexia partnership produce novel products enabled by our technology, while we continue to concentrate our internal efforts on sustaining the success of our XHANCE launch and on the ENT and Allergy therapeutic space.”

About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the benefits of Optinose Exhalation Delivery Systems and other intellectual property; the potential discovery, development and commercialization of product candidates under the license agreement; the potential to receive future development and sales milestone payments and royalties under the license agreement; sustaining the success of the XHANCE® launch; and other statements regarding Optinose’s future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: risks and uncertainties relating to drug discovery, development and commercialization and the receipt of payments under the license agreement; Optinose’s ability to successfully commercialize XHANCE; physician and patient acceptance of XHANCE; the ability to obtain adequate third-party reimbursement for XHANCE; the ability to grow XHANCE prescriptions and achieve profitability; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531
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